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Delaware Enhanced Global Dividend and Income Fund
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Press release

PHILADELPHIA, May 24, 2018

For immediate release

Delaware Enhanced Global Dividend and Income Fund announces self-tender offer for up to twenty percent of its shares and annual tender offer measurement period

Delaware Enhanced Global Dividend and Income Fund (NYSE: DEX) (the "Fund") announced today that its Board of Trustees has authorized an issuer tender offer to purchase for cash up to 3,165,810 shares of its common stock, representing 20 percent of its issued and outstanding shares of common stock, without par value. The tender offer is expected to commence at the end of the third quarter of 2018, and is expected to be completed in the fourth quarter of 2018. Subject to various terms and conditions described in offering materials to be distributed to shareholders: (1) purchases will be made at a price per share equal to 98% of the Fund's net asset value per share as of the close of trading on the first business day after the expiration of the offer; and (2) if more shares are tendered than the amount the Board has authorized to purchase, the Fund will purchase a number of shares equal to the offer amount on a prorated basis.

The shares of common stock of the Fund have recently traded at a discount to their net asset value per share. During the pendency of the tender offer, the current net asset value per share will be available by telephone or on the Fund's website at delawarefunds.com/closed-end.

The Fund also announced today that its Board of Trustees has authorized the implementation of an annual tender offer measurement period to provide a periodic liquidity opportunity to shareholders. Specifically, commencing in 2019, if the Fund is trading at an average discount of more than 10% during a 12-week measurement period established each year by the Board during the second calendar quarter of the year, the Fund will conduct an additional tender offer.

The Fund's primary investment objective is to seek current income, with a secondary objective of capital appreciation. The Fund invests globally in dividend-paying or income-generating securities across multiple asset classes, including but not limited to: equity securities of large, well-established companies; securities issued by real estate companies (including real estate investment trusts and real estate industry operating companies); debt securities (such as government bonds; investment grade and high risk, high yield corporate bonds; and convertible bonds); and emerging market securities. The Fund also uses enhanced income strategies by engaging in dividend capture trading; option overwriting; and realization of gains on the sale of securities, dividend growth, and currency forwards. There is no assurance that the Fund will achieve its investment objectives.
Under normal market conditions, the Fund will invest: (1) at most 60% of its net assets in securities of U.S. issuers; and (2) at least 40% of its net assets in securities of non-U.S. issuers, unless market conditions are not deemed favorable by the Manager, in which case, the Fund would invest at least 30% of its net assets in securities of non-U.S. issuers; and 3) the Fund may invest up to 25% of its net assets in securities issued by real estate companies (including real estate investment trusts and real estate industry operating companies). In addition, the Fund utilizes leveraging techniques in an attempt to obtain higher return for the Fund.

The Fund has implemented a managed distribution policy. Under the policy, the Fund is managed with a goal of generating as much of the distribution as possible from net investment income and short-term capital gains. The balance of the distribution will then come from long-term capital gains to the extent permitted, and if necessary, a return of capital. Even though the Fund may realize current year capital gains, such gains may be offset, in whole or in part, by the Fund's capital loss carryovers from prior years. Shareholders should not draw any conclusions about the Fund's investment performance from the amount of any distributions or from the terms of the Fund's policy. Shareholders should not draw any conclusions about the Fund's investment performance from the amount of any distributions or from the terms of the Fund's policy.

Shareholders are advised to read the offer to purchase when it is available as it contains important information. The offer to purchase and other documents filed by the Fund with the U.S. Securities and Exchange Commission (SEC), including the Fund's annual report for the fiscal year ended November 30, 2017, will be available without cost at the Commission's website (sec.gov) or by calling the Fund's Information Agent.

Additional Information

The Fund intends to file its proxy statement for the 2018 Annual Shareholders' Meeting with the SEC.  Shareholders are urged to read the Fund's notice of annual meeting and proxy statement, and any other relevant documents filed with the SEC when they become available, because they contain important information about the Fund and the upcoming annual shareholders' meeting.  Shareholders will be able obtain additional copies of the notice of annual meeting and proxy statement and other documents filed by the Fund with the SEC, when they become available, by writing the Fund at 2005 Market Street, Philadelphia, PA 19103-7094. You may also visit the Fund's website at delawarefunds.com/closed-end. Additional copies of the proxy materials will be delivered promptly upon request. Free copies of these materials will also be available on the SEC's website at sec.gov.

Pursuant to SEC proxy rules, the Fund's Trustees and executive officers are "participants" in connection with the 2018 Annual Shareholders' Meeting. Certain regular employees and officers of the Fund's investment manager or any of its affiliates may become "participants" if any such persons solicit proxies. Shareholders may obtain information regarding the names, affiliations, and interests of these individuals in the Fund's Certified Shareholder Report on Form N-CSR for the fiscal year ended November 30, 2017 and its proxy statement, when available, for the 2018 Annual Shareholders' Meeting.

About Macquarie Investment Management

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Macquarie Investment Management, a member of Macquarie Group, includes the former Delaware Investments and is a global asset manager with offices throughout the United States, Europe, Asia, and Australia. As active managers, we prioritize autonomy and accountability at the team level in pursuit of opportunities that matter for clients. Macquarie Investment Management is supported by the resources of Macquarie Group (ASX: MQG; ADR: MQBKY), a global provider of asset management, investment, banking, financial and advisory services.

Advisory services are provided by Macquarie Investment Management Business Trust, a registered investment advisor. Macquarie Group refers to Macquarie Group Limited and its subsidiaries and affiliates worldwide. For more information about Delaware Funds® by Macquarie, visit delawarefunds.com or call 800 523-1918.

Other than Macquarie Bank Limited (MBL), none of the entities referred to in this document are authorized deposit-taking institutions for the purposes of the Banking Act 1959 (Commonwealth of Australia). The obligations of these entities do not represent deposits or other liabilities of MBL, a subsidiary of Macquarie Group Limited and an affiliate of Macquarie Investment Management. MBL does not guarantee or otherwise provide assurance in respect of the obligations of these entities, unless noted otherwise.
Contacts and disclaimer
Investors	Media contacts
Georgeson LLC	Daniela Palmieri
888 605-8334	215 255-8878
delawarefunds.com/closed-end
Jessica Fitzgerald
215 255-1336

© 2018 Macquarie Management Holdings, Inc.

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